UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 17, 2020
(Date of earliest event reported)
DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	DRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 19, 2020 Darden Restaurants, Inc. (the Company) issued a news release entitled “Darden Restaurants Reports Fiscal 2020 Third Quarter Results; Suspends Quarterly Dividend; Withdraws its Full Year Financial Outlook For Fiscal 2020; And Comments On Other Liquidity Matters,” a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the slide presentation accompanying the Company’s conference call will be posted on the Company’s website.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the Securities Act), except as expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on October 27, 2017, the Company entered into a Credit Agreement (the Credit Agreement) with Bank of America, N.A., as administrative agent, and the lenders (the Lenders) and other agents party thereto. Pursuant to the Credit Agreement, the Lenders provide the Company with a revolving credit facility of $750 million subject to certain terms and conditions. The other material terms of the Credit Agreement were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2017.

On March 17, 2020, the Company provided notice to the Lenders that the Company would borrow the full $750 million available under the Credit Agreement. The Company borrowed under the Credit Agreement to secure its liquidity position and provide financial flexibility given uncertain market conditions as a result of the COVID-19 outbreak. The Company may use the proceeds from the Credit Agreement borrowing for working capital, ongoing operating needs and general corporate purposes.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the request of the Company’s President and Chief Executive Officer, Eugene I. Lee, Jr., on March 18, 2020, the Board of Directors of the Company (the Board) approved new compensation arrangements for Mr. Lee. Mr. Lee’s base salary will be reduced to $14,750 annually, effective March 23, 2020. The intention of this reduction is that Mr. Lee’s base salary would equal approximately the amount necessary to cover Mr. Lee’s required contributions to his employment benefits and related payroll taxes. All other elements of Mr. Lee’s compensation remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1
News release dated March 19, 2020 entitled “Darden Restaurants Reports Fiscal 2020 Third Quarter Results; Suspends Quarterly Dividend; Withdraws its Full Year Financial Outlook For Fiscal 2020; And Comments On Other Liquidity Matters.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Ricardo Cardenas
Ricardo Cardenas
Senior Vice President and Chief Financial Officer
Date: March 19, 2020

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